Exhibit 5.1

April 2, 2012

GeoVax Labs, Inc.
1900 Lake Park Dr.
Suite 380
Smyrna, Georgia 30080

Re:           Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to GeoVax Labs, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s above-referenced registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”).  The Registration Statement relates to up to 11,733,332 shares of common stock, $0.001 par value, of the Company (the “Common Stock”) that may be sold from time to time by the selling stockholders named in the Registration Statement, which includes up to 2,933,333 shares of Common Stock underlying shares of Series A convertible preferred stock, par value $0.01 per share, of the Company (the “Series A Preferred Stock”), and 8,799,999 shares of Common Stock issuable to the selling stockholders upon the exercise of Series A, B and C Warrants (collectively, the “Warrants”).  This opinion is delivered to you pursuant to Item 16(a) of Form S-1 and Item 601(b) (5) of Regulation S-K of the Commission.

As the Company’s counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s certificate of incorporation and bylaws, each as amended to date, and minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of the Common Stock and Warrants, as provided to us by the Company, certificates of public officials and of representatives of the Company, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed.  In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

In connection with such examination, we have assumed (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; (c) that the Warrants constitute the enforceable obligation of the parties thereto other than the Company; and (d) the proper issuance and accuracy of certificates of public officials and representatives of the Company.

Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that:

1.           With respect to the Common Stock to be issued upon conversion of the Series A Preferred Stock, when the Common Stock has been issued and delivered in accordance with the terms of the Series A Preferred Stock, such Common Stock will be validly issued, fully paid and nonassessable.

2.           With respect to Common Stock to be issued upon exercise of the Warrants, when (a) the Company has received the aggregate purchase prices for such Common Stock in accordance with the terms of the applicable Warrant, and (b) such Common Stock has been issued and delivered in accordance with the terms of the applicable Warrant, such shares of Common Stock will be validly issued, fully paid and nonassessable.

The opinions set forth in paragraphs 1 and 2 above are each subject to (a) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (b) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; or (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.

This opinion is limited to the Delaware General Corporation Law, as currently in effect as of the date of this opinion.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to the name of our firm in the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Womble Carlyle Sandridge & Rice, LLP

TCF
CDR